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                                                                  EXECUTION COPY

                                     ANNEX I

                               AUCTION PROCEDURES

                                   Article 1.

Except as otherwise specified herein, or as the context may require, capitalized terms used but not otherwise defined herein have the meanings ascribed in the Indenture dated as of July 2, 2003 relating to the Wachovia Asset Securitization, Inc. Asset-Backed Notes, Series 2003-HE2 (the "Indenture") among Wachovia Asset Securitization, Inc. 2003-HE2 Trust, as issuer (the "Issuer"), U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") and Wachovia Bank, National Association, as paying agent (the "Paying Agent").

     SECTION 1.1 Definitions.

"All Hold Rate" means ninety percent (90%) of LIBOR.

"Auction" means the implementation of the Auction Procedures on an Auction Date.

"Auction Agent" means Wachovia Capital Markets, LLC, a North Carolina limited liability company, or any successor appointed under the Auction Agent Agreement.

"Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

"Auction Date" means the Business Day immediately preceding the first day of each Interest Period, commencing in July 2003, other than each Interest Period commencing after the Auction Notes are no longer maintained by the Depository in Book-Entry Form. Notwithstanding the foregoing, the Auction Date for one or more Interest Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

"Auction Notes" means the Class A-II-2 Notes.

"Auction Procedures" means the procedures set forth in Section 2.1.1 hereof by which the Auction Rate is determined.

"Auction Rate" means the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 2.1.1(c)(ii) hereof.

"Authorized Denominations" means, with respect to the Auction Notes, $25,000 and integral multiples of $25,000 in excess thereof.

"Available Notes" has the meaning set forth in Section 2.1.1(c)(i)(A) hereof.

"Bid" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Bid Auction Rate" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Bidder" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Book-Entry Form" or "Book-Entry System" means a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Depository or its nominee as registered owner, with the securities "immobilized" to the custody of the Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

"Broker-Dealer" means Wachovia Capital Markets, LLC or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an Affiliate of a Participant), has been appointed as such by the Depositor, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

"Broker-Dealer Agreement" means each agreement among the Auction Agent, a Broker-Dealer and Wachovia Asset Securitization, Inc., as Holder of the
Certificates, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement to be entered into as of the Closing Date, among the Auction Agent, Wachovia Capital Markets, LLC, as Broker-Dealer, and Wachovia Asset Securitization, Inc., as Holder of the Certificates.

"Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to any Broker-Dealer Agreement.

"Existing Noteholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Noteholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of the Auction Notes.

"Existing Noteholder Registry" means the registry of Persons who are owners of the Auction Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

"Holder of the Certificates" means Wachovia Asset Securitization, Inc., a North Carolina corporation.

"Hold Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Initial Auction Agent" means Wachovia Capital Markets, LLC, a North Carolina limited liability company, its successors and assigns.

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"Initial  Auction Agent Agreement" means the Auction Agent Agreement dated as of the Closing Date, among the Indenture Trustee, the Initial Auction Agent and the Holder of the Certificates, including any amendment thereof or supplement thereto.

"Market Agent" means Wachovia Capital Markets, LLC, in such capacity hereunder, or any successor to it in such capacity hereunder.

"Maximum Auction Rate" means (A) LIBOR plus 0.40%, if the ratings assigned by Standard & Poor's and Moody's to the Auction Notes are "AAA" and "Aaa", respectively or (B) LIBOR plus 1.25%, if the ratings assigned by Standard & Poor's and Moody's to the Auction Notes are less than "AAA" and "Aaa", respectively. However, in no event will the Maximum Auction Rate on the Class A-II-2 notes exceed the lesser of the Class A-II-2 Net WAC Rate or 15.00% per annum. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Servicing Agreement and the Auction Agent Agreement.

"Note Rate" means the Class A-II-2 Note Rate.

"Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Outstanding" means, as of the date of determination, all Auction Notes theretofore authenticated and delivered under the Indenture except:

          (i) Auction Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Auction Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any paying agent in trust for the Noteholders thereof; and

          (iii)Auction Notes in exchange for or in lieu of other Auction Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Auction Notes are held by a bona fide purchaser.

"Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depository effects Book-Entry transfers and pledges of securities deposited with the Depository.

"Potential Noteholder" means any Person (including an Existing Noteholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Auction Notes (or, in the case of an Existing Noteholder thereof, an additional principal amount of Auction Notes).

"Rate Adjustment Date" means the date on which the Note Rate is effective and means, with respect to each Auction Note, the date of commencement of each Interest Period.

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"Rate  Determination  Date" means with respect to the Auction Notes, the related
Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of the related Interest Period.

"Sell Order" has the meaning set forth in Section 2.1.1(a)(i) hereof.

"Submission Deadline" means 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

"Submitted Bid" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Hold Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Submitted Sell Order" has the meaning set forth in Section 2.1.1(c)(i) hereof.

"Substitute Auction Agent" means the Person with whom the Indenture Trustee enters into a Substitute Auction Agent Agreement.

"Substitute Auction Agent Agreement" means an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by Section 2.1.5 of these Auction Procedures agrees with the Indenture Trustee to perform the duties of the Auction Agent under this Agreement.

"Sufficient Bids" has the meaning set forth in Section 2.1.1(c)(i) hereof.

     SECTION 1.2 General Provisions.

The Auction Notes shall bear interest at the Note Rate. For each Interest Period, interest at the Note Rate shall accrue daily and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

Notwithstanding the foregoing, if the ownership of an Auction Note is no longer maintained in Book-Entry Form, the Note Rate for such Auction Note for any Interest Period commencing after the delivery of notes representing such Auction Notes shall equal the lesser of (i) the Maximum Auction Rate and (ii) the Class A-II-2 Net WAC Rate, as determined by the Servicer, on the Business Day immediately preceding the first day of such subsequent Interest Period.

The Auction Agent shall promptly give written notice to the Servicer and the Depository of the Note Rate and the Auction Rate, when such rate is not the Note Rate.

Notwithstanding any other provision of the Auction Notes or the Indenture, interest payable on the Auction Notes for an related Interest Period shall never exceed for such Interest Period the amount of interest payable at the Class A-II-2 Net WAC Rate in effect for such Interest Period.

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If the Auction Rate is greater than the Class A-II-2 Net WAC Rate, then the Note
Rate for that Interest Period will be the Class A-II-2 Net WAC Rate.

                                   Article 2.

                               AUCTION PROCEDURES

     SECTION 2.1 Note Rate.

          SECTION 2.1.1 Determining the Note Rate for the Auction Notes.

By purchasing Auction Notes, whether in an Auction or otherwise, each purchaser of the Auction Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Auction Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership and (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request.

So long as the ownership of the Auction Notes is maintained in Book-Entry Form, an Existing Noteholder may sell, transfer or otherwise dispose of such Auction Notes only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of such Auction Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Noteholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

          (a) (i) Prior to the Submission Deadline on each related Auction Date:

                    (A) each Existing  Noteholder may submit to a  Broker-Dealer by telephone or otherwise any information as to:

                         (1) the  principal  amount of the  Outstanding  Auction
                    Notes owned by such Existing Noteholder which such Existing Noteholder desires to continue to own without regard to the Note Rate for the next succeeding Interest Period;

                         (2) the  principal  amount of the  Outstanding  Auction
                    Notes owned by such Existing Noteholder which such Existing Noteholder offers to sell if the Note Rate for the next succeeding related Interest Period shall be less than the rate per annum specified by such Existing Noteholder; and/or

                         (3) the  principal  amount of the  Outstanding  Auction
                    Notes owned by such Existing Noteholder which such Existing Noteholder offers to sell without regard to the Note Rate for the next succeeding related Interest Period;

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                and

                    (B) the Broker-Dealers may contact Potential  Noteholders to determine the principal amount of Auction Notes which each Potential Noteholder offers to purchase, if the Note Rate for the next succeeding Interest Period shall not be less than (and in some cases equal to) the rate per annum specified by such Potential Noteholder.

The statement of an Existing Noteholder or a Potential Noteholder referred to in
(A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Noteholder and each Potential Noteholder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

               (ii) (A) Subject to the provisions of Section 2.1.1(b) hereof, a Bid by an Existing Noteholder shall constitute an irrevocable offer to sell:

                         (1) the  principal  amount of the  Outstanding  Auction
                    Notes specified in such Bid if the Note Rate determined as provided in this Section 2.1.1 shall be less than the rate specified therein; or

                         (2) such principal amount, or a lesser principal amount
                    of the Outstanding Auction Notes be determined as set forth in Section 2.1.1 (d)(i)(D) hereof, if the Note Rate determined as provided in this Section 2.1.1 shall be equal to the rate specified therein; or

                         (3) such principal amount, or a lesser principal amount
                    of the Outstanding Auction Notes to be determined as set forth in Section 2.1.1(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Note Rate and Sufficient Bids have not been made.

                    (B) Subject to the provisions of Section 2.1.1 (b) hereof, a
               Sell  Order  by  an  Existing   Noteholder  shall  constitute  an
               irrevocable offer to sell:

                         (1) the principal amount the Outstanding  Auction Notes
                    specified in such Sell Order; or

                         (2) such principal amount, or a lesser principal amount
                    of the  Outstanding  Auction  Notes  set  forth  in  Section
                    2.1.1(d)(ii)(C) hereof, if Sufficient Bids have not been made.

                    (C) Subject to the provisions of Section  2.1.1(b) hereof, a
               Bid by a Potential Noteholder shall constitute an irrevocable offer to purchase:

                         (1) the  principal  amount of the  Outstanding  Auction
                    Notes specified in such Bid if the Note Rate determined as provided in this Section 2.1.1 shall be higher than the rate specified in such Bid; or

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                         (2) such principal amount, or a lesser principal amount
                    of the Outstanding Auction Notes set forth in Section 2.1.1(d)(i)(E) hereof, if the Note Rate determined as provided in this Section 2.1.1 shall be equal to the rate specified in such Bid.

          (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                    (A) the name of the Bidder placing such Order;

                    (B) the aggregate principal amount of the Auction Notes that is the subject of such Order;

                    (C)  to  the  extent   that  such   Bidder  is  an  Existing
               Noteholder:

                         (1) the principal amount the Outstanding Auction Notes,
                    if any, subject to any Hold Order placed by such Existing Noteholder;

                         (2) the  principal  amount of the  Outstanding  Auction
                    Notes, if any, subject to any Bid placed by such Existing Noteholder and the rate specified in such Bid; and

                         (3) the  principal  amount of the  Outstanding  Auction
                    Notes, if any, subject to any Sell Order placed by such Existing Noteholder; and

                    (D) to the extent such Bidder is a Potential Noteholder, the rate specified in such Potential Noteholder's Bid.

               (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one thousandth (.001) of one percent.

               (iii) If an Order or Orders covering all of the Outstanding Auction Notes owned by an Existing Noteholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Noteholder covering the principal amount of the Outstanding Auction Notes owned by such Existing Noteholder and not subject to an Order submitted to the Auction Agent.

               (iv) None of the Servicer, the Indenture Trustee, the Paying Agent or the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.

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

               (v) If any Existing Noteholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Outstanding Auction Notes owned by such Existing Noteholder, such Orders shall be considered valid as follows and in the following order of priority:

                    (A) All Hold Orders shall be considered  valid,  but only up to the aggregate principal amount of the Outstanding Auction Notes owned by such Existing Noteholder, and if the aggregate principal amount of such Auction Notes subject to such Hold Orders exceeds the aggregate principal amount of such Auction Notes owned by such Existing Noteholder, the aggregate principal amount of such Auction Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate principal amount of such Auction Notes subject to such Hold Order equals the aggregate principal amount of the Outstanding Auction Notes owned by such Existing Noteholder.

                    (B) (1) any Bid  shall be  considered  valid up to an amount equal to the excess of the principal amount of the Outstanding Auction Notes owned by such Existing Noteholder over the aggregate principal amount of such Auction Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                         (2) subject to subclause (1) of this clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Noteholder and the aggregate principal amount of the Outstanding Auction Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to an amount equal to such excess;

                         (3)  subject to  subclauses  (1) and (2) of this clause
                    (B), if more than one Bid with different rates is submitted on behalf of such Existing Noteholder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                         (4) in any such  event,  the amount of the  Outstanding
                    Auction Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified; and

                    (C) All  Sell  Orders  shall  be  considered  valid up to an amount equal to the excess of the principal amount of the Outstanding Auction Notes owned by such Existing Noteholder over the aggregate principal amount of such Auction Notes subject to valid Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

               (vi) If more than one Bid for an Auction Note is submitted on behalf of any Potential Noteholder, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

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

               (vii) An Existing Noteholder that offers to purchase additional Auction Notes is, for purposes of such offer, treated as a Potential Noteholder.

               (viii) Any Bid or Sell Order submitted by an Existing Noteholder covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination or an integral multiple thereof shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Noteholder covering an aggregate principal amount of Auction Notes not equal to an Authorized Denomination or an integral multiple thereof shall be rejected.

               (ix) Any Bid specifying a rate higher than the Maximum Auction Rate will (a) be treated as a Sell Order if submitted by an Existing Noteholder and (b) not be accepted if submitted by a Potential Noteholder.

               (x) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent at the Submission Deadline on any Auction Date shall be irrevocable.

          (c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                    (A) the excess of the total principal amount of the Outstanding Auction Notes over the sum of the aggregate principal amount of the Outstanding Auction Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Notes "), and

                    (B) from the Submitted Orders whether:

                         (1) the aggregate  principal  amount of the Outstanding
                    Auction Notes subject to Submitted Bids by Potential Noteholders specifying one or more rates equal to or lower than the Maximum Auction Rate;

               exceeds or is equal to the sum of:

                         (2) the aggregate  principal  amount of the Outstanding
                    Auction Notes subject to Submitted Bids by Existing Noteholders specifying one or more rates higher than the Maximum Auction Rate; and

                         (3) the aggregate  principal  amount of the Outstanding
                    Auction Notes subject to submitted Sell Orders;

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(in the event such excess or such equality exists, other than because all of the
Outstanding Auction Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

                    (C) if Sufficient Bids exist, the "Bid Auction Rate",  which shall be the lowest rate specified in such Submitted Bids such that if:

                         (1) (x) each  Submitted Bid from  Existing  Noteholders
                    specifying such lowest rate and (y) all other Submitted Bids from Existing Noteholders specifying lower rates were rejected, thus entitling such Existing Noteholders to continue to own the principal amount of such Auction Notes subject to such Submitted Bids; and

                         (2) (x) each such Submitted Bid from Potential Noteholders of such Auction Notes specifying such lowest rate and (y) all other Submitted Bids from Potential Noteholders specifying lower rates were accepted;

the result would be that such Existing Noteholders described in subclause (1) above would continue to own an aggregate principal amount of the Outstanding Auction Notes which, when added to the aggregate principal amount of the Outstanding Auction Notes to be purchased by such Potential Noteholders described in subclause (2) above, would equal not less than the Available Notes.

               (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 2.1.1(c)(i) hereof, the Auction Agent shall advise the Servicer of the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                    (A) if Sufficient Bids exist,  that the Auction Rate for the next succeeding Interest Period shall be equal to the Bid Auction Rate so determined;

                    (B) if Sufficient  Bids do not exist (other than because all of the Outstanding Auction Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Auction Rate;

                    (C) if all the  Outstanding  Auction  Notes are  subject  to
               Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate; or

                    (D) if a scheduled Auction is not being held for any reason, the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Auction Rate.

               (iii) Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent shall determine and advise the Indenture Trustee of the Note Rate,

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     which rate shall be the  lesser of (a) the  Auction  Rate and (b) the Class
     A-II-2 Net WAC Rate.

          (d) Existing Noteholders shall continue to own the principal amount of Auction Notes that are subject to Submitted Hold Orders. If the Class A-II-2 Net WAC Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids have been received by the Auction Agent, the Bid Auction Rate will be the Note Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Auction Agreement and described below in subparagraph (i).

     If the Class A-II-2 Net WAC Rate is less than the Auction Rate, the Note Rate will be the Class A-II-2 Net WAC Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Auction Notes are subject to Submitted Hold Orders), the Note Rate will be the lesser of the Maximum Auction Rate and the Class A-II-2 Net WAC Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii).

               (i) if Sufficient Bids have been made with respect to the Auction Notes and the Class A-II-2 Net WAC Rate is equal to or greater than the Bid Auction Rate (in which case the Note Rate shall be the Bid Auction Rate), all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                    (A) Existing Noteholders' Submitted Bids specifying any rate that is higher than the Note Rate shall be accepted, thus requiring each such Existing Noteholder to sell the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                    (B) Existing Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate shall be rejected, thus entitling each such Existing Noteholder to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                    (C) Potential  Noteholders'  Submitted  Bids  specifying any rate that is lower than the Note Rate shall be accepted;

                    (D) Each Existing  Noteholders'  Submitted Bid  specifying a rate that is equal to the Note Rate shall be rejected, thus entitling such Existing Noteholder to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bid, unless the aggregate principal amount of the Outstanding Auction Notes subject to all such Submitted Bids shall be greater than the principal amount of such Auction Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of such Auction Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 2.1.1(d)(i), in which event such Submitted Bid of such Existing Noteholder shall be rejected in part, and such Existing

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          Noteholder  shall be entitled to continue to own the principal  amount of such Auction Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of such Auction Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount the Outstanding Auction Notes owned by such Existing Noteholder subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of such Auction Notes subject to such Submitted Bids made by all such Existing Noteholders that specified a rate equal to the Note Rate; and

                    (E) Each Potential  Noteholder's  Submitted Bid specifying a rate that is equal to the Note Rate shall be accepted, but only in an amount equal to the principal amount of such Auction Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of such Auction Notes subject to Submitted Bids described in clauses
               (B), (C) and (D) of this Section 2.1.1 (d)(i) by a fraction the numerator of which shall be the aggregate principal amount of the Outstanding Auction Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of the Outstanding Auction Notes subject to Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Note Rate.

               (ii) If Sufficient Bids have not been made with respect to the Auction Notes (other than because all of the an Outstanding Class are subject to submitted Hold Orders), or if the Class A-II-2 Net WAC Rate is less than the Bid Auction Rate (in which case the Note Rate shall be the Class A-II-2 Net WAC Rate), subject to the provisions of paragraphs (iv) and (v) of this Section 2.1.1(d) Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                    (A) Existing Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Note Rate shall be rejected, thus entitling such Existing Noteholders to continue to own the aggregate principal amount of Auction Notes subject to such Submitted Bids;

                    (B) Potential Noteholders' Submitted Bids specifying (1) any rate that is equal to or lower than the Note Rate shall be accepted and (2) any rate that is higher than the Note Rate shall be rejected; and

                    (C) Each Existing Noteholder's  Submitted Bid specifying any rate that is higher  than the Note  Rate and the  Submitted  Sell
               Order  of  each  Existing  Noteholder  shall  be  accepted,  thus entitling each Existing Noteholder that submitted any such Submitted Bid or Submitted Sell Order to sell such Auction Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of such Auction Notes obtained by multiplying the aggregate principal amount of such Auction Notes subject to Submitted Bids described in clause (B) of this Section 2.1.1
               (d)(ii) by a fraction the numerator of which shall be the aggregate principal amount of such Outstanding Auction Notes owned by such Existing Noteholder

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

          subject to such submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of such Outstanding Auction Notes subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) If all of the Outstanding Auction Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

          (iv) If, as a result of the  procedures  described in paragraph (i) or
     (ii) of this Section 2.1.1(d), any Existing Noteholder would be entitled or required to sell, or any Potential Noteholder would be entitled or required to purchase, a principal amount of Auction Notes that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the principal amount of such Auction Notes to be purchased or sold by any Existing Noteholder or Potential Noteholder so that the principal amount of such Auction Notes purchased or sold by each Existing Noteholder or Potential Noteholder shall be equal to an Authorized Denomination or an integral multiple of $25,000 in excess thereof.

          (v) If, as a result of the procedures described in paragraph (ii) of this Section 2.1.1(d), any Potential Noteholder would be entitled or required to purchase less than an Authorized Denomination or an integral multiple thereof of any Auction Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate such Auction Notes for purchase among Potential Noteholders so that only Auction Notes in Authorized Denominations or integral multiples of $25,000 in excess thereof are purchased by any Potential Noteholder, even if such allocation results in one or more of such Potential Noteholders not purchasing any such Auction Notes.

          (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Notes to be purchased and the aggregate principal amount of such Auction Notes to be sold by Potential Noteholders and Existing Noteholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of such Auction Notes to be sold differs from such aggregate principal amount of such Auction Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, such Auction Notes.

          (f) Any calculation by the Auction Agent or the Servicer, as applicable, of the Note Rate, LIBOR, the Maximum Auction Rate, the All Hold Rate or the Class A-II-2 Net WAC Rate shall, in the absence of manifest error, be binding on all other parties.

          SECTION 2.1.2 Auction Agent Fees and Expenses.

     The Auction Agent Fee will be paid by the Holder of the Certificates pursuant to the Auction Agent Agreement.

          SECTION 2.1.3 Calculation of Maximum Auction Rate, All Hold Rate, Class A-II-2 Net WAC Rate and LIBOR.

The Servicer shall calculate and, no later than the Business Day preceding such Auction Date, shall inform the Auction Agent of the Class A-II-2 Net WAC Rate in writing. The Auction Agent shall calculate the Maximum Auction Rate and the All Hold Rate on each Auction Date. If the ownership of the Auction Notes is no longer maintained in Book-Entry Form by the Depository, the Servicer shall calculate the Maximum Auction Rate on the Business Day immediately preceding the first day of each related Interest Period commencing after the delivery of notes representing such Auction Notes. The Servicer shall determine LIBOR for each related Interest Period and shall promptly advise the Auction Agent. The determination of LIBOR by the Servicer shall (in the absence of manifest error) be final and binding upon all parties.

          SECTION 2.1.4 [Reserved].

          SECTION 2.1.5 Auction Agent.

          (a) Wachovia Capital Markets, LLC is hereby appointed as Initial Auction Agent in connection with Auctions. The Depositor hereby directs the Indenture Trustee to enter into the Initial Auction Agent Agreement with Wachovia Capital Markets, LLC, as the Initial Auction Agent, or, upon the resignation or removal of the Initial Auction Agent, a Substitute Auction Agent Agreement with a Substitute Auction Agent. Any Substitute Auction Agent shall be
(i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 90 days' notice to the Indenture Trustee, the Holder of the Certificates, the Servicer and the Market Agent. The Auction Agent may be removed at any time by the Indenture Trustee for cause or by the Noteholders of 66-2/3% of the aggregate principal amount of the Auction Notes then Outstanding with or without cause, and if by such Noteholders, by an instrument signed by such Noteholders or their attorneys and filed with the Auction Agent, the Market Agent and the Indenture Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment; but in no event shall the Indenture Trustee be obligated to assume the duties of the Auction Agent. If required by the Noteholders owning 66-2/3% of the aggregate principal amount of the Auction Notes then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, the Servicer, the Holder of the Certificates and the Market Agent in writing that it has not received payment of any Auction

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

Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

          (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph) shall use its best efforts to appoint a Substitute Auction Agent (but in no event shall the Indenture Trustee be obligated to assume the obligations of the Auction Agent).

          (c) In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted in good faith or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

          SECTION 2.1.6 Broker-Dealers.

          (a) The Auction Agent will enter into a Broker-Dealer Agreement with Wachovia Capital Markets, LLC ("Wachovia Capital Markets") as the initial Broker-Dealer. The Depositor may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Auction Agent, provided, however that while Wachovia Capital Markets is serving as the Market Agent, Wachovia Capital Markets shall have the right to consent to the approval of any additional Broker-Dealers, which consent will not be unreasonably withheld. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

          (b) Any Broker-Dealer may be removed at any time, at the request of the Servicer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

          SECTION 2.1.7 Changes in the Auction Date.

The Market Agent may specify an earlier or later Auction Date for the Auction Notes (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Article 1 of these Auction Procedures with respect to one or more specified Interest Periods if the Market Agent determines (in its reasonable judgment) that such change is necessary in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Note Rate. The Market Agent shall provide notice of its determination to specify an earlier or later Auction Date for one or more Interest Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee and the Auction Agent.

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

In connection with any change described in this Section 2.1.7, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

     SECTION 2.2 Additional Provisions Regarding the Note Rates on the Auction Notes.

The determination of the Note Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Article 2 shall be conclusive and binding on the Noteholders to which the Note Rate applies, and the Indenture Trustee may rely thereon for all purposes.

In no event shall the cumulative amount of interest paid or payable on the Auction Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Auction Notes under applicable law, which are contracted for, charged, reserved, taken or received pursuant to such Auction Notes or related documents) calculated from the date of issuance of such Auction Notes through any subsequent day during the term of the applicable Auction Rate or otherwise prior to payment in full of such Auction Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Auction Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with such Auction Notes, or if the acceleration of the maturity of the Auction Notes results in payment to or receipt by the Noteholder or any former Noteholder of such Auction Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of such Auction Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to such Auction Notes shall be credited on the principal balance of such Auction Notes (or, if such Auction Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the such Auction Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under such Auction Notes and under the related documents.

     SECTION 2.3 Qualifications of Market Agent.

The Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by these Auction Procedures. The Market Agent may resign and be discharged of the duties and obligations created by these Auction Procedures by giving at least 30 days' notice to the Indenture Trustee, the Auction Agent and the Servicer, provided that such resignation shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent. The Market Agent may be replaced at the direction of the Servicer, by an instrument signed by an officer of the Servicer, filed with the Market Agent and the Indenture Trustee at least 30 days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Servicer and the acceptance of such appointment by such successor market agent.

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